Exhibit 10(c)

INDEPENDENT AUDITORS' CONSENT

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-92404 of Merrill Lynch Principal Protected Trust on Form N-1A of our report dated December 10, 2002, January 7, 2003, as to Note 5 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 5) on Master Large Cap Core Portfolio, appearing in the Statement of Additional Information, and to the reference to us under the heading "Financial Highlights for the Master Portfolio" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 7, 2003